DISTRIBUTION AGREEMENT

BETWEEN

BASALTE BVBA, with its principal place of business located at 9052 Ghent, Dorpsstraat 5A; registration number RPR Gent, BTW BE 0896.833.789

Hereinafter referred to as "BASALTE"

And
HOME TOUCH LIMITED
with its principal place of business located at 101, Stanhope House, 734 King's Road, Hong Kong; registration number BR 34766111

hereinafter referred to as the "DISTRIBUTOR"

BASALTE and THE DISTRIBUTOR hereinafter referred to individually as a "PARTY" and collectively as the "PARTIES".

PREAMBLE

WHEREAS BASALTE has granted the DISTRIBUTOR the right to market and coordinate the sale of CONTRACTUAL PRODUCTS in HONG KONG and MACAU and
WHEREAS the PARTIES agree to have certain rights exercised by the DISTRIBUTOR, the PARTIES hereby conclude the following AGREEMENT:

SECTION 1 – SUBJECT OF THE AGREEMENT

1.1. BASALTE hereby authorizes the DISTRIBUTOR to mediate and sell CONTRACTUAL PRODUCTS in the TERRITORY as defined below.

1.2. The TERRITORY is HONG KONG and MACAU.

1.3. CONTRACTUAL PRODUCTS are TACTO, MONA and SENTIDO KNX

1.4. The right granted for CONTRACTUAL PRODUCTS under Subsection 1.1. above are exclusive

1.5. This AGREEMENT shall neither bind BASALTE in any way to accept any orders nor confer to the DISTRIBUTOR any right or authority to obligate BASALTE to accept orders.

1.6. The DISTRIBUTOR shall not assume obligations in the name of or on the account of BASALTE and shall not make any representations or warranties on behalf of BASALTE, except as expressly authorized by BASALTE in writing.

1.7. The DISTRIBUTOR shall be deemed at all times to be an independent contractor and nothing contained herein shall be deemed to create the relationship of employer and employee, partnership, agency or joint venture between the DISTRIBUTOR and BASALTE.

1.8. This AGREEMENT constitutes a personal contract and the DISTRIBUTOR shall not transfer, assign nor delegate any rights arising from this AGREEMENT to third parties without the advance written consent of BASALTE.

SECTION 2 – DUTIES OF THE DISTRIBUTOR

The DISTRIBUTOR shall:

2.1. sell in the TERRITORY the CONTRACTUAL PRODUCTS supplied by BASALTE in its own name and for its own account.

2.2. use its best efforts to promote and market the sale of CONTRACTUAL PRODUCTS in the TERRITORY.

2.3. maintain at its own expense the organization necessary to ensure optimum sales activity for CONTRACTUAL PRODUCTS.

For this purpose, the DISTRIBUTOR shall, among other things:

2.3.1. maintain at its own expense a stock of CONTRACTUAL PRODUCTS for demonstration purposes commensurate with the expected business;

2.3.2. establish and maintain appropriate, attractive and accessible premises and facilities for the display and demonstration of the CONTRACTUAL PRODUCTS;

2.3.3. provide an adequate, trained sales and technical staff to promote the sale and support of the CONTRACTUAL PRODUCTS;

2.3.4. undertake promotional campaigns and canvas prospective users to stimulate the sales of CONTRACTUAL PRODUCTS;

2.3.5. provide adequate technical service for regular maintenance and repair of CONTRACTUAL PRODUCTS in the TERRITORY, regardless of when and how these products have been brought into the TERRITORY, and maintain a stock of spare parts sufficient to satisfy customer demand;

2.4. keep BASALTE informed on a regular basis as to the market conditions, laws and regulations which may affect the CONTRACTUAL PRODUCTS, the DISTRIBUTOR's own activities and those of the competition within the TERRITORY.

SECTION 3 – DUTIES OF BASALTE

BASALTE shall:

3.1. without prejudice to the content of Subsection 1.5, supply the DISTRIBUTOR with all CONTRACTUAL PRODUCTS which the DISTRIBUTOR orders subject to availability according to the provisions set forth in Section 4 and to BASALTE being reasonably satisfied with payment being secure.

3.2. provide the DISTRIBUTOR free of charge all documentation related to the CONTRACTUAL PRODUCTS which the DISTRIBUTOR may reasonably require, if available. BASALTE can provide this documentation electronically. The DISTRIBUTOR shall obtain the written approval of BASALTE prior to the use of any translation of this documentation and to the implementation of any advertising campaign.

3.3. keep the DISTRIBUTOR informed as to BASALTE's future intentions regarding the manufacture of the CONTRACTUAL PRODUCTS, the development of new models and any technical modifications proposed of the CONTRACTUAL PRODUCTS.

3.4. supply the DISTRIBUTOR with all spare parts necessary for repair under warranty.

3.5. without prejudice to the content of Section 7, guarantee that the supplied CONTRACTUAL PRODUCTS are in accordance to all legal, prescribed and other provisions in force in the TERRITORY.

SECTION 4 – DELIVERY / ACCEPTANCE

4.1. The DISTRIBUTOR shall order CONTRACTUAL PRODUCTS by written notice to BASALTE. Each order shall specify the number of units to be shipped, the type of units to be shipped (as specified by BASALTE model number designations indicated in the PRODUCT LIST) including all optional features, the desired method of shipment and project or tender name.
BASALTE shall indicate its acceptance of such release by returning a signed copy to the DISTRIBUTOR.
BASALTE agrees to ship units to the DISTRIBUTOR as close as possible to the delivery schedule set forth in each order as accepted by BASALTE, unless BASALTE otherwise indicated in writing. BASALTE shall provide a standard CONTRACTURAL PRODUCTS' lead time.

4.2. All shipments of CONTRACTUAL PRODUCTS shall be made FOB BASALTE's plant and liability for loss or damage in transit, or thereafter, shall pass to the DISTRIBUTOR upon BASALTE's delivery of CONTRACTUAL PRODUCTS to a common carrier for shipment. Shipping dates are approximate and are based, to a great extent, on prompt receipt by BASALTE of all necessary ordering information from the DISTRIBUTOR.
The DISTRIBUTOR shall bear all costs of transportation and insurance and will promptly reimburse BASALTE if BASALTE prepays or otherwise pays for such expenses.

4.3. The DISTRIBUTOR shall examine the CONTRACTUAL PRODUCTS as soon as possible after their arrival at destination and shall notify BASALTE in writing of any lack of conformity of the goods within twenty-one (21) days from the date when the DISTRIBUTOR discovers or ought to have discovered the lack of conformity. In any case the DISTRIBUTOR shall have no remedy for lack of conformity if he fails to notify BASALTE thereof within three (3) weeks from the date of arrival of the goods at the agreed destination.
CONTRACTUAL PRODUCTS will be deemed to conform to the AGREEMENT despite minor discrepancies which are usual in the particular trade or through course of dealing between the PARTIES but the DISTRIBUTOR will be entitled to any abatement of the price usual in the trade or through course of dealing for such discrepancies.

4.4. Where goods are non-conforming (and provided the DISTRIBUTOR, having given notice of the lack of conformity in compliance with Subsection 4.3., does not elect in the notice to retain them), BASALTE shall at its option:

(a) replace the goods with conforming goods, without any additional expense to the DISTRIBUTOR; or

(b) repair the goods, without any additional expense to the DISTRIBUTOR; or

(c) reimburse to the DISTRIBUTOR the price paid for the non-conforming goods and thereby terminate the AGREEMENT as regards those goods.

Where the DISTRIBUTOR elects to retain non-conforming goods, he shall be entitled to a sum equal to the difference between the value of the goods at the agreed place of destination if they had conformed with the AGREEMENT and their value at the same place as delivered, such sum not to exceed 15% of the price of those goods.

SECTION 5 – PROPRIETARY RIGHTS / CONFIDENTIALITY

5.1. Except for the limited rights expressly granted herein, all rights, title and ownership interest in and to BASALTE's Products shall remain the sole and exclusive property of BASALTE and its licensors.
No ownership right, title or interest in BASALTE's Products is transferred to the DISTRIBUTOR. All rights not expressly granted to the DISTRIBUTOR herein are reserved to BASALTE.

5.2. The DISTRIBUTOR acknowledges that the CONTRACTUAL PRODUCTS and documentation granted by BASALTE are the property of BASALTE and that the CONTRACTUAL PRODUCTS are being made available to the DISTRIBUTOR in confidence and solely on the basis of its confidential relationship to BASALTE.
The DISTRIBUTOR agrees not to copy, print, provide or otherwise make available, in whole or in part, any portion of an original CONTRACTUAL PRODUCT or documentation or related materials.

5.3. The DISTRIBUTOR shall not, without the prior written consent of BASALTE:

(a) copy CONTRACTUAL PRODUCTS or part thereof;
(b) disassemble, decompile, reverse engineer, or otherwise attempt to learn the structure or ideas underlying the CONTRACTUAL PRODUCTS and their components;
(c) promote, mediate or sell CONTRACTUAL PRODUCTS outside the TERRITORY, unless prior written consent of BASALTE.

5.4. The DISTRIBUTOR acknowledges and agrees that the CONTRACTUAL PRODUCTS form a whole notwithstanding they might be delivered in separate components.
Consequently the DISTRIBUTOR shall not

(a) disassemble, decompile, reverse engineer or otherwise decompose CONTRACTUAL PRODUCTS to sell the components separately.
(b) sell the components of the CONTRACTUAL PRODUCTS separately, even if they are delivered separately.

5.5. The DISTRIBUTOR agrees that all inventions, know-how, ideas, and all other business, technical and financial information it obtains from BASALTE constitutes the confidential property of BASALTE (hereinafter 'CONFIDENTIAL INFORMATION'). Except as expressly permitted in this AGREEMENT, the DISTRIBUTOR will hold in confidence and not use or disclose any CONFIDENTIAL INFORMATION and shall similarly bind its employees and agents.
The DISTRIBUTOR shall not be obligated under this Section with respect to information the DISTRIBUTOR can document that:

(a) is or has become readily available to the public through no fault of the DISTRIBUTOR or its employees or agents; or
(b) is received without restriction from another person or organization lawfully in possession of such information and lawfully empowered to disclose such information;
(c) was rightfully in the possession of the DISTRIBUTOR without restriction prior to its disclosure by the disclosing party; or
(d) is independently developed by the DISTRIBUTOR or its employees or agents without access to the other disclosing party's similar Confidential Information.

5.6. The DISTRIBUTOR's obligations with respect to CONFIDENTIAL INFORMATION shall survive the termination of this Agreement and DISTRIBUTOR's duty to hold CONFIDENTIAL INFORMATION in confidence shall remain in effect until the CONFIDENTIAL INFORMATION no longer qualifies as a trade secret or until BASALTE sends the DISTRIBUTOR written notice releasing the DISTRIBUTOR from this Agreement, whichever occurs first

SECTION 6 – PRICES / PAYMENT

6.1. If no price is agreed, the sale of the CONTRACTUAL PRODUCTS to the DISTRIBUTOR shall be governed by BASALTE's current PRICE LIST. In the absence of such current PRICE LIST, the price generally charged for such goods at the time of the conclusion of the AGREEMENT shall apply.
BASALTE may issue amended price lists from time to time but shall give the DISTRIBUTOR at least six month's prior notice of any such amendment.

6.2. Unless otherwise agreed in writing, the price does not include VAT and is not subject to price adjustment.

6.3. The contract price includes any costs which are at BASALTE's charge according to this AGREEMENT. However, should BASALTE bear any costs which, according to this AGREEMENT, are for the DISTRIBUTOR's account (e.g. for transportation or insurance), such sums shall not be considered as having been included in the contract price and shall be reimbursed.

6.4. All prices will be fixed and are payable in Euro and Distributor entitle 40% discount for every order.

6.5. Payment will be made in full 3 days in advance before shipment. The advance payment must be received by BASALTE's bank in immediately available funds before shipment.

SECTION 7 – WARRANTY / LIMITATION OF LIABILITY

7.1. BASALTE warrants that the CONTRACTUAL PRODUCTS shall, when operating in the environment specified in the documentation, function substantially in accordance with the documentation at the time of acceptance of this AGREEMENT for a period of TWENTY FOUR (24) months from the date of delivery.

7.2. In event of errors or defects during the period of warranty, BASALTE shall at its option:

(a) replace the goods with conforming goods, without any additional expense to the DISTRIBUTOR; or

(b) repair the goods, without any additional expense to the DISTRIBUTOR, or

(c) let the DISTRIBUTOR repair the goods, without any additional expense to the DISTRIBUTOR by supplying to the DISTRIBUTOR the necessary spare parts. In this case BASALTE will indemnify the DISTRIBUTOR for all additional expenses on presentation by the DISTRIBUTOR of the invoice. Payment will be done in accordance to Section 6.

7.3. THIS CONSTITUTES THE SOLE WARRANTY MADE BY BASALTE EITHER EXPRESSED OR IMPLIED. THERE ARE NO OTHER WARRANTIES EXPRESSED OR IMPLIED WHICH EXTEND BEYOND THE FACE HEREOF, HEREIN, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL BASALTE BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTAL DAMAGES AND DISTRIBUTOR'S REMEDIES SHALL BE LIMITED TO REPAIR OR REPLACEMENT OF NONCONFORMING UNITS OR PARTS.

7.4. Any tampering, misuse or negligence in handling or use of CONTRACTUAL PRODUCTS renders the warranty void. Further, a warranty is void if, at any time, DISTRIBUTOR attempts to make any internal changes to any of the components of the CONTRACTUAL PRODUCTS; if at any time the power supplied to any part of the CONTRACTUAL PRODUCTS exceeds the tolerance of the CONTRACTUAL PRODUCTS; if any external device attached by the DISTRIBUTOR creates conditions exceeding the tolerance of the CONTRACTUAL PRODUCTS; or if at any time the serial number plate is removed or defaced. OPERATION OF THE CONTRACTUAL PRODUCTS THAT RENDERS THIS WARRANTY VOID WILL BE DEFINED TO INCLUDE ALL OF THE POSSIBILITIES DESCRIBED IN THIS PARAGRAPH, TOGETHER WITH ANY PRACTICE WHICH RESULTS IN CONDITIONS EXCEEDING THE DESIGN TOLERANCE OF THE CONTRACTUAL PRODUCTS.

7.5. A PARTY is not liable for a failure to perform any of his obligations in so far as he proves:

(a) that the failure was due to an impediment beyond his control; and

(b) that he could not reasonably be expected to have taken into account the impediment and its effects upon his ability to perform at the time of the conclusion of the AGREEMENT; and

(c) that he could not reasonably have avoided or overcome it or its effects.

A PARTY seeking relief shall, as soon as practicable after the impediment and its effects upon his ability to perform become known to him, give notice to the other PARTY of such impediment and its effects on his ability to perform. Notice shall also be given when the ground of relief ceases.
Failure to give either notice makes the PARTY thus failing liable in damages for loss which otherwise could have been avoided.
A ground of relief under this clause relieves the PARTY failing to perform from liability in damages, from penalties and other contractual sanctions, except from the duty to pay interest on money owing as long as and to the extent the ground exists.

If the ground of relief subsists for more than six (6) months, either PARTY shall be entitled to terminate the AGREEMENT with notice.

SECTION 8 – TERM AND TERMINATION

8.1. This AGREEMENT enters into force on the date of its signature and shall remain into force for a period of TWENTY FOUR (24) MONTHS (the INITIAL TERM), unless sooner termination. Termination shall not relieve either PARTY of obligations incurred prior hereto.

This AGREEMENT will be automatically renewed for successive one (1) year terms (each a RENEWAL TERM) unless terminated by either PARTY upon ninety (90) days due notice prior to the INITIAL TERM or any RENEWAL TERM.

8.2. This AGREEMENT may be terminated only:

(a) by either PARTY for substantial breach of any material provision of this AGREEMENT by the other, provided written notice has been given to the other of the alleged breach and such other PARTY has not cured the breach within ninety (90) days thereof; or

(b) by BASALTE if there is an unacceptable change in the control or management of the DISTRIBUTOR; if the DISTRIBUTOR ceases to function as a going concern or makes an assignment for the benefit of creditors; if a petition in bankruptcy is filed by or against the DISTRIBUTOR, resulting in a adjudication of bankruptcy; or, if the DISTRIBUTOR fails to pay its debts as they become due and provided due notice has been given by BASALTE to the DISTRIBUTOR and the DISTRIBUTOR has not cured such breach within thirty (30) days thereof.

8.3. Upon termination of this AGREEMENT for any reason, all further rights and obligations of the PARTIES shall cease, except that PARTIES shall not be relieved of

(a) the obligation to pay any money due, or become due, as of or after the date of termination; and

(b) any other obligation set forth in this AGREEMENT which is to take effect after the date of termination.

The indemnification and confidentiality obligations set forth herein shall survive the termination of the AGREEMENT.

SECTION 9 – COOPERATION BETWEEN THE PARTIES

9.1. The DISTRIBUTOR shall promptly inform BASALTE of any claim made against the DISTRIBUTOR by its customers or third parties concerning the CONTRACTUAL PRODUCTS delivered or intellectual property rights related hereto.

9.2. BASALTE shall promptly inform the DISTRIBUTOR of any claim which may involve the product liability of the DISTRIBUTOR.

SECTION 10 – GENERAL PROVISIONS

10.1. This AGREEMENT (along with any and all associated exhibits and attachments) is the entire AGREEMENT between the PARTIES and supersedes any such prior agreement or communication. Any subsequent waiver or modification of this AGREEMENT, or any part, shall only be effective if reduced to writing and signed and dated by both PARTIES.

10.2. No delay or failure to enforce any right under this AGREEMENT shall be considered a waiver of a PARTY's rights thereafter to enforce each and every right and provision of this AGREEMENT.

10.3. Any notice or communication required or permitted under this AGREEMENT shall be in writing and shall be sent by registered mail, return receipt requested, postage prepaid and addressed to the addresses set forth on the first page of this AGREEMENT or to such changed address as any PARTY entitled to notice shall have communicated in writing to the other PARTY.
Any such notice or communication so mailed shall be deemed delivered and effective fifteen (15) working days after mailing thereof.

10.4. If any provision of this AGREEMENT is declared by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect.

10.5. This AGREEMENT shall be governed by the laws of Belgium. Any litigation or other dispute resolution between the PARTIES relating to this AGREEMENT or its construction shall take place in the court of competent jurisdiction in Belgium. The PARTIES consent to the personal jurisdiction, and venue in, the court as specified, above. The PARTIES agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply on this AGREEMENT.

This AGREEMENT shall become effective and valid upon its execution by BASALTE, following acceptance and execution by the DISTRIBUTOR.

This AGREEMENT is acknowledged and agreed by:

For BASALTE	For the DISTRIBUTOR
BASALTE BVBA DORPSSTRAAT 5A 9052 GENT	
(signature)	(signature)
Klaas Arnout (name of signer – print)	Ng Tze Lung David Gunawan (name of signer – print)
General Manager (title)	Director (title)
28 May 2008 (date)	19 May 2008. (date)